Exhibit 10.2
FIRST AMENDMENT TO LEASE AGREEMENT
     THIS FIRST AMENDMENT TO LEASE AGREEMENT (the “Amendment”), is made this 31st day of March, 2008 (the “Effective Date”), by and between DELTA LIFE INSURANCE CO., a Georgia corporation (“Landlord”) and ATLANTIC AMERICAN CORPORATION, BANKERS FIDELITY LIFE INSURANCE COMPANY and GEORGIA CASUALTY & SURETY COMPANY, all Georgia corporations (collectively, “Tenant”).
WITNESSETH:
     WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated November 1, 2007 (the “Lease”), for approximately 65,489 square feet of office space (the “Premises”) in the building located at 4370 Peachtree Road, N.E., Atlanta, Georgia 30319 (“Building”); and
     WHEREAS, Landlord and Tenant desire to modify and amend the Lease in order to reduce the size of the Premises, release Georgia Casualty & Surety Company, a Georgia corporation (“GA Casualty”) from the Lease and for other purposes as hereinafter set forth;
     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, and for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, paid by the parties hereto to one another, the receipt and sufficiency of which are acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:
     1. Defined Terms. Unless otherwise expressly provided in this Amendment, all terms defined in the Lease shall have the same meanings when used herein as when used in the Lease, and all such defined terms in the Lease are incorporated herein by reference.
     2. Partial Surrender of Premises. As of the Effective Date, the Lease shall expire as to that portion of the Premises consisting of 15,903 usable square feet, as more particularly described on Exhibit A attached hereto and by this reference made a part hereof (the “Surrender Space”). From and after the Effective Date, the Surrender Space shall cease to be part of the Premises demised by the Lease. However, the Lease shall remain in full force and effect as to the remainder of the Premises consisting of 49,586 square feet (the “Retained Space”). Commencing on the day following the Effective Date (the “Retained Space Commencement Date”), the square footage amount of 49,586 shall be used for all per square foot calculation ratios and expenses, including, but not limited to, the calculations of Rent and Tenant’s pro-rate share. Beginning as of the Retained Space Commencement Date, the term “Premises” in the Lease shall be deemed to mean the Retained Space.
     3. Release of GA Casualty. It is the intent of the parties that contemporaneously with the execution of this Amendment Landlord will enter into a lease agreement with Columbia Insurance Group, Inc., a Missouri corporation, for the Surrender Space. Accordingly, as of the

Effective Date, GA Casualty shall be released as a tenant under the Lease and all obligations of GA Casualty under the Lease shall terminate and be of no further force or effect. However, the Lease shall remain in full force and effect as to the remaining tenants, Atlantic American Corporation and Bankers Fidelity Life Insurance Company.
     4. Brokerage. Landlord and Tenant each represent, warrant and covenant to the other that neither party has dealt in any way with any real estate broker in connection with this Amendment. Tenant and Landlord each shall indemnify and hold the other party harmless (including attorneys’ fees and costs) from any and all liabilities and costs arising from any claim resulting from the other party’s contacts with any broker making a claim against the other party in connection with this Amendment. The foregoing indemnity shall survive the expiration or earlier termination of the Lease.
     5. No Other Modifications. Except as expressly modified by this Amendment, the Lease remains unmodified and in full force and effect.
     6. Transfer, Successors and Assigns. This Amendment shall inure to the benefit of and shall be binding upon Landlord, Tenant and their respective transfers, successors and assigns.
     7. Time of Essence. Time is of the essence of this Amendment.
     8. Georgia Law. This Amendment shall be construed and interpreted under the laws of the State of Georgia.
[signatures appear on following page]

     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed under seal and delivered, on the day and year first above written.

LANDLORD:

DELTA LIFE INSURANCE CO., a Georgia corporation

By: Name:	/s/ James B. Falkler James B. Falkler
Title:	Secretary/Treasurer

(CORPORATE SEAL)

TENANT:

ATLANTIC AMERICAN CORPORATION, a Georgia corporation

By: Name:	/s/ John G. Sample, Jr. John G. Sample, Jr.
Title:	Senior Vice President & CFO

(CORPORATE SEAL)

BANKERS FIDELITY LIFE INSURANCE COMPANY, a Georgia corporation

By: Name:	/s/ Eugene Choate Eugene Choate
Title:	President

(CORPORATE SEAL)
[signatures continued on following page]
(Signature page to First Amendment to Lease Agreement)

[signatures continued from previous page]

GEORGIA CASUALTY & SURETY COMPANY, a Georgia corporation

By: Name:	/s/ Craig Stufflet Craig Stufflet
Title:	EVP

(CORPORATE SEAL)
(Signature page to First Amendment to Lease Agreement)

EXHIBIT A
SURRENDER SPACE